UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 5, 2015 (June 4, 2015)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Reis, Inc. (the “Company”) at its 2015 annual meeting of stockholders held on June 4, 2015:

●	To elect two directors to terms expiring at the 2018 annual meeting of stockholders and upon the election and qualification of their respective successors;
●	To consider and vote upon the approval of an advisory resolution on executive compensation (commonly referred to as “Say on Pay”); and
●	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For more information about the foregoing proposals, see the Company’s proxy statement dated April 27, 2015, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock are entitled to one vote per share.

A total of 10,025,261 shares, representing approximately 89% of the 11,228,095 shares outstanding and entitled to vote as of the record date (April 10, 2015), were represented in person or by proxy and constituted a quorum.

(1)	The following table sets forth the number of votes cast for each director nominee, the number of votes withheld and the number of non-votes with respect to each director nominee:

Name	For	Withhold	Non-Vote
Jonathan Garfield (class of 2018)	7,673,883	614,684	1,736,694
Byron C. Vielehr (class of 2018)	7,886,652	401,915	1,736,694

Messrs. Garfield and Vielehr were elected.

(2)
The following table sets forth the number of votes cast, on an advisory basis, for the approval of the compensation of the Company’s named executive officers, the number of votes cast against such advisory approval, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
7,867,660	336,628	84,279	1,736,694

The foregoing proposal was approved, on an advisory basis. Based on the results of the vote, and consistent with the previously approved recommendation of the Company’s board of directors to its stockholders, the Company has adopted a policy to conduct an advisory vote on executive compensation every year until the next advisory vote on the frequency of conducting future advisory votes on executive compensation, which is expected to occur no later than the Company’s annual meeting of stockholders in 2018.

(3)
The following table sets forth the number of votes cast for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015, the number of votes cast against the ratification, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
9,910,343	7,092	107,826	0

The foregoing proposal was approved.

Item 8.01	Other Events.

The Company’s board of directors, at its regularly scheduled meeting immediately following the 2015 annual meeting of stockholders took certain actions, as follows:

●	The board of directors reappointed the following members of its standing committees:
o	Audit Committee: M. Christian Mitchell (Chairman), Thomas J. Clarke Jr., Byron C. Vielehr
o	Compensation Committee: Thomas J. Clarke Jr. (Chairman), Byron C. Vielehr
o	Nominating and Corporate Governance Committee: Byron C. Vielehr (Chairman), M. Christian Mitchell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Date:	June 5, 2015

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